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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A
                                (AMENDMENT NO. 2)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        ENCHIRA BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

                          ENERGY BIOSYSTEMS CORPORATION
                                  (Former name)

               DELAWARE                                 04-3078857
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

             4200 RESEARCH FOREST DRIVE
                THE WOODLANDS, TEXAS                         77381
       (Address of principal executive office)             (Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                      None

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                         PREFERRED SHARE PURCHASE RIGHTS
                                (Title of Class)

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ITEM 1.DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Item 1 of the registrant's Form 8-A is hereby amended as follows:

         The Company has amended its Stockholder Rights Agreement to exclude from the definition of an "Acquiring Person" (as defined in the Stockholder Rights Agreement) any registered investment company or registered investment adviser acquiring or holding shares in the ordinary course of business for its clients and not for its own benefit for so long as such registered investment company or registered investment adviser is permitted to report its Beneficial Ownership (as defined in the Stockholder Rights Agreement) of Common Shares (as defined in the Stockholder Rights Agreement) on a Schedule 13G filed under the Securities Exchange Act of 1934, as amended (such registered investment company or registered investment adviser being hereinafter referred to as a "Schedule 13G Filer"). Additionally, pursuant to the amendment to the Stockholder Rights Agreement, the Distribution Date shall not be deemed to occur pursuant to
Section 3(a) of the Stockholder Rights Agreement by reason of the consummation of any transaction described therein by a Schedule 13G Filer. Further, amendments are made to Section 11(a)(ii) of the Stockholder Rights Agreement to conform with the amendment excluding a Schedule 13G Filer from the definition of an Acquiring Person.

ITEM 2.  EXHIBITS

         The following exhibits to this Registration Statement on Form 8-A/A, which constitute all constituent instruments defining the rights of the holders of the Company's Common Stock, including any contracts or other documents which limit or qualify the rights of such holders, are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

         3.1(a)+ Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 2 to Post Effective Amendment No. 1 (the "1993 8-A Amendment") to the Company's Registration Statement on Form 8-A as filed with the Commission on March 15, 1993).

         3.1(b)+ Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed June 23, 2000).

         3.1(c)+ Certificate of Designation of Series One Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

         3.2+ Bylaws (incorporated by reference to Exhibit 3 to the 1993 8-A Amendment).

         4.1+ Stockholder Rights Agreement, dated March 8, 1995, between the Company and Society National Bank (predecessor in interest to Harris Trust & Savings Bank) as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A (the "Form 8-A") filed with the Securities and Exchange Commission on March 13, 1995).

         4.2+ Form of Rights Certificate (incorporated by reference to Exhibit B to the Stockholder Rights Agreement filed as Exhibit 1 to the Form 8-A).

         4.3* First Amendment to Stockholder Rights Agreement, dated as of April 30, 1997, between the Company and Harris Trust & Savings Bank, as Rights Agent.

         4.4* Second Amendment to Stockholder Rights Agreement, dated as of June 23, 2000, between the Company and Harris Trust & Savings Bank, as Rights Agent.

         +Incorporated herein by reference.
         * Filed herewith.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form 8-A/A to be signed on its behalf by the undersigned, thereunto duly authorized.

                           ENCHIRA BIOTECHNOLOGY CORPORATION


                           By:      /s/ Paul G. Brown, III
                              --------------------------------------------------
                                    Paul G. Brown, III
                                    Vice President, Finance and Administration,
                                    Chief Financial Officer and Secretary

Dated: June 22, 2000


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                                  EXHIBIT INDEX

EXHIBIT NO.

         3.1(a)+ Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 2 to Post Effective Amendment No. 1 (the "1993 8-A Amendment") to the Company's Registration Statement on Form 8-A as filed with the Commission on March 15, 1993).

         3.1(b)+ Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed June 23, 2000).

         3.1(c)+ Certificate of Designation of Series One Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1(c) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

         3.2+ Bylaws (incorporated by reference to Exhibit 3 to the 1993 8-A Amendment).

         4.1+ Stockholder Rights Agreement, dated March 8, 1995, between the Company and Society National Bank (predecessor in interest to Harris Trust & Savings Bank) as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A (the "Form 8-A") filed with the Securities and Exchange Commission on March 13, 1995).

         4.2+ Form of Rights Certificate (incorporated by reference to Exhibit B to the Stockholder Rights Agreement filed as Exhibit 1 to the Form 8-A.

         4.3* First Amendment to Stockholder Rights Agreement, dated as of April 30, 1997, between the Company and Harris Trust & Savings Bank, as Rights Agent.

         4.4* Second Amendment to Stockholder Rights Agreement, dated as of June 23, 2000, between the Company and Harris Trust & Savings Bank, as Rights Agent.

         +Incorporated herein by reference.
         * Filed herewith.


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